Calculation of Filing Fee Tables
F-3
CANADIAN IMPERIAL BANK OF COMMERCE /CAN/
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	Senior	457(o)			$ 17,091,272,710.30	0.0001381	$ 2,360,304.76
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	2	Debt	Senior	415(a)(6)	2,908,727,289.7		$ 2,908,727,289.70			F-3	333-272447	09/05/2023	$ 320,541.75
			Total Offering Amounts:				$ 20,000,000,000.00		$ 2,360,304.76
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 2,360,304.76
Offering Note
[1]	1(a) Pursuant to Rule 415(a)(6) under the Securities Act, the US$20,000,000,000 of securities covered by this Registration Statement includes US$2,908,727,289.70 aggregate principal amount or offering price of the Registrant's senior debt securities that were unsold as of March 5, 2026 (the "Unsold Securities") that were previously registered by the Registrant on the Registration Statement on Form F-3 under the Securities Act (File No. 333-272447) filed on June 6, 2023, as amended by Pre-Effective Amendment No. 1 thereto filed on September 1, 2021 (the "Prior Registration Statement"). Pursuant to Rule 415(a)(6) under the Securities Act, US$320,541.75 of filing fees previously paid in connection with the Unsold Securities will continue to be applied to the Unsold Securities that are being carried forward to this Registration Statement. In accordance with Rule 415(a)(5), the Registrant may continue to offer and sell the securities covered by the Prior Registration Statement until the effective date of this Registration Statement. The Registrant will identify in a pre-effective amendment to this Registration Statement the amount of its senior debt securities covered by the Prior Registration Statement that were sold between March 5, 2026 and the effective date of this Registration Statement and any filing fee paid in connection with such securities in accordance with Rule 415(a)(6), and will pay any additional filing fee in connection with such securities to cover the full amount of new securities to be registered. 1(b) This Registration Statement also includes an indeterminate amount of securities of the class specified above that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by affiliates of the Registrant. These securities consist of an indeterminate amount of such securities that are initially being registered, and will initially be offered and sold, under this Registration Statement and an indeterminate amount of such securities that were initially registered, and were initially offered and sold, under registration statements previously filed by the Registrant. All such market-making reoffers and resales of these securities that are made pursuant to a registration statement after the effectiveness of this Registration Statement are being made solely pursuant to this Registration Statement. 1(c) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act. 1(d) Separate consideration may not be received for registered securities that are issuable on exercise, conversion or exchange of other securities.

[2]	See Offering Note 1(a)

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A